Exhibit 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery Myers
Vice President,
Corporate Communications and Public Relations
(781) 741- 4019

Cara O’Brien — Investor Relations
Melissa Merrill — Media Relations
Financial Dynamics
(212) 850-5600
TALBOTS ANNOUNCES JULY TOTAL COMPANY SALES INCREASE OF 20%
Comparable Store Sales Increase 11.3%, Above Company Expectations
Company Raises Outlook for Second Quarter Earnings Per Share
     Hingham, MA, August 4, 2005 — The Talbots, Inc. (NYSE: TLB) today announced that total Company sales for fiscal July, the four weeks ended July 30, 2005, increased 20% to $114.7 million from $95.7 million for the four weeks ended July 31, 2004. Comparable store sales increased 11.3% for the month.
     Sales for the second fiscal quarter, the thirteen weeks ended July 30, 2005, increased 12% to $449.6 million from $401.5 million for the thirteen weeks ended July 31, 2004. Retail sales were up 11% to $388.8 million from $349.0 million last year. Comparable store sales for the quarter increased 6.7% compared to the prior year. Direct marketing sales, which include catalog and Internet, increased 16% to $60.8 million from $52.5 million in the same period last year.
     Year-to-date sales for the twenty-six weeks ended July 30, 2005 increased 10% to $896.1 million from $813.7 million reported for the twenty-six weeks ended July 31, 2004. Retail sales were up 10% to $766.9 million from $697.6 million last year. Comparable store sales increased 5.5% for the twenty-six week period. Direct marketing sales increased 11% to $129.2 million from $116.1 million last year.
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     Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “July is historically a clearance month and our better-than-expected comparable store sales increase of 11.3% was driven by the strength of our markdown selling. We are very pleased with this result, as we experienced double digit comp increases in all concepts and across all U.S. regions in the period.”
     “July’s strong performance contributed to a healthy second quarter comp gain of 6.7% and a 16% increase in our direct marketing business, which includes catalog and Internet. As a result, we are raising our outlook for second quarter earnings per diluted share to a range of $0.33 to $0.34. This compares to our previously announced range of $0.32 and last year’s $0.28 earned on an operating basis. On a reported basis, last year’s second quarter earnings per diluted share were $0.34 and included a $0.06 tax benefit,” Mr. Zetcher continued.
     “As usual, by Labor Day we will complete our semi-annual sale event and transfer all residual markdown merchandise to our outlets. We are looking forward to having the full presentation of our fall assortments in stores, catalog and Internet in early September.”
     “In closing, we will be announcing our second quarter results on Wednesday, August 17th, at which time we will provide additional information regarding our outlook for third and fourth quarter sales and earnings,” Mr. Zetcher concluded.
     Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company operates 1,062 stores — 522 Talbots Misses stores, including 20 Talbots Misses stores in Canada and four Talbots Misses stores in the United Kingdom; 290 Talbots Petites stores, including four Talbots Petites stores in Canada; 41 Talbots Accessories & Shoes stores; 71 Talbots Kids stores; 101 Talbots Woman stores, including three Talbots Woman stores in Canada; 12 Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. The Company expects to circulate approximately 48 million catalogs worldwide in fiscal 2005. Talbots on-line shopping site is located at www.talbots.com.
     For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.
(continued)

     The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “comfortable with,” “would,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.
     Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, the success of our semi-annual sales event and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.
     Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its fall and winter 2005 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.
     Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations” and you are urged to carefully consider all such factors.

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TALBOTS ANNOUNCES JULY SALES
MESSAGE POINTS
AUGUST 4, 2005
•	The following pre-recorded comments covering July sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.
•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our July sales results.
•	This morning we announced that total Company sales for fiscal July, the four weeks ended July 30, 2005 increased 20% to $114.7 million from $95.7 million for the four weeks ended July 31, 2004. Comparable store sales increased 11.3% for the month.
•	Sales for the second fiscal quarter, the thirteen weeks ended July 30, 2005, increased 12% to $449.6 million, from $401.5 million for the thirteen weeks ended July 31, 2004. Retail sales were up 11% to $388.8 million from 349.0 million last year. Comparable store sales for the quarter increased 6.7% compared to the prior year. Direct marketing sales, which include catalog and Internet, increased 16% to $60.8 million from $52.5 million in the same period last year. Our year-to-date sales information is included in the July sales press release, issued today August 4th.
•	As stated in our press release this morning, July is historically a clearance month and our better-than-expected comparable store sales increase of 11.3% was driven by the strength of our markdown selling.

•	This strong performance contributed to a healthy second quarter comp increase of 6.7% and a 16% gain in our direct marketing business, which includes catalog and Internet.
•	We are very pleased with our July results, as we experienced double digit comp increases in all concepts and across all U.S. regions in the period.
•	Turning to the detail, comp store sales by concept for the month, quarter and the year-to-date, our U.S. Misses stores were up 11% for the month, up 6% for the quarter and up 5% for the year-to-date. Our U.S. Petites stores were up 11% for the month, up 7% for the quarter and up 7% for the year-to-date. Our U.S. Woman stores were up 10% for the month, up 13% for the quarter, and up 11% for the year-to-date. Our Kids stores were up 22% for the month, up 8% for the quarter and up 1% for the year-to-date; and finally, our Accessories & Shoes stores increased 16% for the month, and were up 1% for the quarter, and up 1% for the year-to-date period.
•	Moving to comp performance by region for the month, quarter and year-to-date; the Northeast was up 10% for the month, up 4% for the quarter and up 4% for the year to date; the South was up 13% for the month, up 9% for the quarter and up 7% for the year to date; the Midwest was up 10% for the month, up 6% for the quarter and up 5% for the year-to-date; and finally, the West was up 16% for the month, up 9% for the quarter, and up 7% for the year-to-date.
•	In Talbots Kids, July comps grew significantly, increasing 22% compared to last year and driven by strong markdown selling. We continue to be optimistic about our Kids business as we enter the fall season, as August marks the introduction of our updated merchandise under the direction of our new management team in Kids.
•	Turning to total company, given our strong July performance, we are raising our outlook for second quarter earnings per share to a range of $0.33 to $0.34. This compares to our previously announced range of $0.32, and last year’s $0.28 earned on an operating basis. On a reported basis, last year’s second quarter earnings per diluted share were $0.34 and included a $0.06 tax benefit.

•	As we previously forecasted, inventory per square foot at the end of July in our U.S. women’s retail business was up approximately 8%. Our plan is for inventory per square foot in our U.S. women’s retail business to be up mid-single digits by the end of the third quarter.
•	At this time our plan is for August comparable store sales to be in the positive low single digit range.
•	In addition, as usual, by Labor Day we will complete our semi-annual sale event and transfer all residual markdown merchandise to our outlets. We are looking forward to having the full presentation of our fall assortments in stores, catalog and Internet in early September.
•	In closing, we will be announcing our second quarter results on Wednesday, August 17th, at which time we will provide additional information regarding our outlook for third and fourth quarter sales and earnings.
•	Thank you and have a nice day.

     The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “comfortable with,” “would,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.
     Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve risks and uncertainty, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, the success of our semi-annual sales event, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.
     Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions including its fall and winter 2005 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, retail economic conditions including consumer spending, consumer confidence and a continued uncertain economy, and the impact of a continued promotional retail environment. In each case, actual results may differ materially from such forward-looking information.
     Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations” and you are urged to carefully consider all such factors.

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